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          [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]


                                                                    Exhibit 5.1


                               August __, 1999


Starwood Financial, Inc.
27th Floor
1114 Avenue of the Americas
New York, New York 10036

          Re:  Registration Statement on Form S-4
               to be filed on August  , 1999
               ----------------------------------

Ladies and Gentlemen:

         We have served as Maryland counsel to Starwood Financial, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the issuance by the Company of up to (a) 28,688,008 shares of common stock (the "Common Shares"), par value $0.001 per share, of the Company (the "Common Stock") and (b) 2,000,000 shares of 9 3/8% Series B Cumulative Redeemable Preferred Stock (the "Series B Preferred Shares"), par value $0.001 per share, of the Company (the "Series B Preferred Stock"), 1,300,000 shares of 9.20% Series C Cumulative Redeemable Preferred Stock (the "Series C Preferred Shares"), par value $0.001 per share, of the Company (the "Series C Preferred Stock") and 4,000,000 shares of 8% Series D Cumulative Redeemable Preferred Stock (the "Series D Preferred Shares," and together with the Series B Preferred Shares and the Series C Preferred Shares, collectively referred to as the "Preferred Shares"), par value $0.001 per share, of the Company (the "Series D Preferred Stock," and together with the Series B Preferred Stock and Series C Preferred Stock, collectively referred to as the "Preferred Stock"). The Common Shares and the Preferred Shares are to be issued by the Company to stockholders of TriNet Corporate Realty Trust, Inc., a Maryland corporation ("TriNet"), in the merger of ST Merger Sub, Inc., a Maryland corporation and a wholly owned subsidiary of the Company (the "Merger Sub"), with and into TriNet (the "Merger"), pursuant to the Agreement and Plan of Merger, dated as of June 15, 1999 (the "Merger

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Starwood Financial, Inc.
August __, 1999
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Agreement"), by and among Starwood Financial Trust, a Maryland real estate investment trust ("Starwood Trust"), Merger Sub and TriNet, as described in the above-referenced Registration Statement (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

         In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

         1. The charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

         2. The Bylaws of the Company, certified as of the date hereof by its Secretary;

         3. The form of Articles of Amendment and Restatement (the "Articles of Amendment and Restatement") and the forms of Articles Supplementary for each class of Preferred Stock (collectively, the "Articles Supplementary") to be filed by the Company with the SDAT;

         4. The form of Amended Bylaws of the Company (the "Amended Bylaws") to be adopted by the Company prior to the effective time of the Merger;

         5. A certificate of the SDAT as of a recent date as to the good standing of Company;

         6. Resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, relating to the approval of the Merger and the issuance of the Common Shares and the Preferred Shares in the Merger, certified as of the date hereof by the Secretary of the Company;

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Starwood Financial, Inc.
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         7. The Merger Agreement, certified as of the date hereof by the Secretary of the Company;

         8. A certificate executed by the Secretary of the Company, dated the date hereof; and

         9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

         In expressing the opinion set forth below, we have assumed the following:

         1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

         2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

         3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

         4. Any Documents submitted to us as originals are authentic. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

         5. As described in the Merger Agreement and the Registration Statement, prior to the effective time of the Merger, Starwood Trust will merge (the "Incorporation Merger") with and into

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Starwood Financial, Inc.
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the Company (prior to the effective time of such Incorporation Merger, a wholly owned subsidiary of Starwood Trust) with the Company as the survivor in such Incorporation Merger.

         6. The Articles of Amendment and Restatement and the Articles Supplementary will be filed by the Company with, and accepted for record by, the SDAT prior to the issuance of any of the Common Shares or the Preferred Shares. The form and content of the Articles of Amendment and Restatement and each of the Articles Supplementary, as accepted for record by the SDAT, and the Amended Bylaws, as adopted by the Board of Directors of the Company, will not differ in any respect relevant to this opinion from the form and content of any of such Documents as reviewed by us in connection with the preparation of this opinion.

         7. The Board of Directors and the stockholders of TriNet will take all action necessary to validly approve the Merger under Maryland law. Articles of Merger relating to the Merger will be filed by the Company and TriNet with, and accepted for record by, the SDAT.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

         1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

         2. The Common Shares have been duly authorized and, when and if issued in accordance with the resolutions of the Board of Directors of the Company authorizing their issuance and the Merger Agreement, will be validly issued, fully paid and nonassessable.

         3. The Preferred Shares have been duly authorized and, when and if issued in accordance with the resolutions of the Board of Directors of the Company authorizing their issuance and the Merger Agreement, will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance

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Starwood Financial, Inc.
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with any federal or state securities laws, including the securities laws of the State of Maryland.

         We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                                    Very truly yours,














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